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                                                                   Exhibit 10.17

                               PURCHASE AGREEMENT

         This Purchase Agreement (hereinafter referred to as "Agreement") is made this 30th day of December, 1992, by and between TRENDWEST RESORTS, INC. and EAGLE CREST PARTNERSHIP LTD. (hereinafter collectively referred to as "Sellers") and Richard L. Wendt and Roderick C. Wendt (hereinafter collectively referred to as "Buyers"), each of whom agrees:

1. DEFINED TERMS. As used in this Purchase Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         a. "Acquired Purchase Contracts" means the purchase contracts receivable or collateral notes of Sellers which are described and listed in Exhibit A hereto, free and clear of all liens and encumbrances.

         b. "Assignment and Assumption Agreement" means the agreement to be executed by the Sellers and Buyers at the Closing in the form of attached Exhibit B covering transfer of the Sellers' interest in the Acquired Purchase contracts.

         c. "Bill of Sale" means the instrument to be executed by the Sellers and delivered to the Buyers at the Closing in the form of attached Exhibit C.

         d. "Buyers" means Richard L. Wendt and Roderick C. Wendt both individual residents of the state of Oregon with their mailing address located at 3250 Lakeport Blvd., Klamath Falls, Oregon 97601.

         e. "Closing" has the meaning specified in Section 3 hereof.

         f. "Closing Date" has the meaning specified in Section 3 hereof.

         g. "Effective Time" has the meaning specified in Section 3 hereof.

         h. "Person" shall mean an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         i. "Purchase Price" has the meaning specified in Section 4.1 hereof.

         j. "Sellers" means TRENDWEST RESORTS, INC. and located at 4010 Lake Washington Blvd., Suite 210, Kirkland, Washington 98033 and EAGLE CREST PARTNERSHIP, LTD. with the general partners located at 803 Main St., Klamath Falls, Oregon 97601.


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2.       AGREEMENT TO SELL AND PURCHASE THE ACQUIRED PURCHASE CONTRACTS. Subject
to the terms and conditions and in reliance upon the representations and warranties contained in this Agreement, Sellers shall sell to the Buyers and Buyers shall acquire from Sellers the Acquired Purchase Contracts.

3. CLOSING; EFFECTIVE TIME. The sale and purchase of the Acquired Purchase Contracts as contemplated by this Agreement (the "Closing") shall take place at Sellers' offices, located at 4010 Lake Washington Blvd., Suite 210, Kirkland, Washington 98033 at 10:00 a.m. (local time) on December 30, 1992 (or such other place, date and time as shall be agreed upon by Buyers and Sellers). The date of the Closing is referred to in this Agreement an the "Closing Date". When completed, the Closing shall be effective as of 12:01 a.m. (local time) on December 30, 1992 (the "Effective Time").

4.       PURCHASE PRICE.

         4.1 Price. As the purchase price for the Acquired Purchase Contracts, Buyers shall pay to Sellers the total sum of Fourteen Million Thirteen Thousand Five Hundred Seventeen and 65/100ths Dollars ($14,013,517.65) (hereinafter referred to as "Purchase Price"), payable, at Closing, in immediately available funds of the United States by wire transfer.

5. REPRESENTATIONS AND WARRANTIES OF SELLERS. Sellers hereby warrant and represent to Buyers as follows:

         5.1 Standing and Authority of Sellers. Trendwest Resorts, Inc. is a corporation, duly organized and validly existing in good standing under the laws of the State of Washington and possesses all requisite corporate power and authority to enter into and perform this Agreement. Eagle Crest Partnership, Ltd. is a limited partnership, duly organized and validly existing in good standing under the laws of the state of Oregon and possesses all requisite power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of Sellers, duly enforceable in accordance with its terms.

         5.2 Title and Condition of Acquired Assets. Sellers have good, marketable and indefeasible title to all of the Acquired Purchase Contracts at the Closing and as of the Effective Time, free and clear of all mortgages, liens, charges, claims, leases, restrictions and encumbrances whatsoever. There is no agreement of any kind whereby any Person or Persons have any right to acquire or obtain (by purchase, gift, merger, consolidation or otherwise) an interest in any of the Acquired Purchase Contracts.

         5.3 Compliance with Instruments. Sellers are not in default under, or in breach of any material term or provision of contract, lease, agreement or other instrument to which the Acquired Purchase Contracts are bound. The execution, delivery and performance of this Agreement by Sellers does not and will

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not conflict with or result in a breach of or a default under, or give rise to any right of termination, cancellation or acceleration with respect to, any of the terms, conditions or provisions of any (as so defined) indenture, contract, agreement, license, lease or other instrument to which the Acquired Purchase Contracts are bound.

         5.4 Authorization by Sellers. The execution, delivery and performance of this Agreement by Sellers have been duly and validly authorized by all necessary action on the part of Sellers and this Agreement is a valid, binding and enforceable obligation of Sellers except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting or limiting the rights of creditors generally.

         5.5 Brokers. No person acting on behalf of the Sellers or under the authority of Sellers are or will be entitled to any broker's, finder's or similar fee, directly or indirectly from the Buyers in connection with the asset purchase contemplated in this Agreement.

         5.6 Disclosure. To Sellers' knowledge there are no other matters or liabilities, contingent or otherwise, which materially adversely affects or has a substantial likelihood in the future of materially adversely affecting the Acquired Purchase Contracts.

6. CONDITIONS TO SELLERS' OBLIGATION TO CLOSE. The obligation of the Sellers to transfer, assign, and deliver the Acquired Purchase Contracts to the Buyers pursuant to this Agreement is subject to the satisfaction (unless waived in writing by Sellers) of each of the following conditions at and as of the Closing.

         6.1 Performance of Obligations by Buyers. The Buyers shall have performed and complied with all agreements and conditions required to be performed or complied with by Buyers under this Agreement prior to or at the Closing.

         6.2 Purchase Price. Sellers shall have received, the Purchase Price as described in Section 4.1 herein.

         6.3 Consents and Notices. The Buyers shall have obtained or effected all consents, approvals, waivers, notices and filings required in connection with the execution and delivery by Buyers of this Agreement or consummation by Buyers of the transactions contemplated thereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

         6.4 Escrow Service Agreement. The Buyers, Sellers, and the escrow agent shall sign and deliver the Service Escrow Agreement in the form attached hereto as Exhibit D and E.


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7.       CONDITIONS TO THE BUYERS' OBLIGATION TO CLOSE. The obligation of the
Buyers to purchase the Acquired Purchase Contracts from Sellers pursuant hereto is subject to the satisfaction (unless waived in writing by the Buyers) of each of the following conditions at and as of the Closing:

         7.1 Representations and Warranties Correct. The representations and warranties of Sellers contained in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing, except as affected by the transactions contemplated by this Agreement.

         7.2 Performance of Obligations by Sellers. Sellers shall have performed and complied with all agreements and conditions required to be performed or complied with by Sellers under this Agreement prior to or at the Closing including without limitation the delivery to Buyers of: (a) a duly executed Bill of Sale transferring to Buyers all of the Acquired Purchase Contracts free of all liens and encumbrances; (b) a duly executed Assignment and Assumption Agreement transferring the Acquired Purchase Contracts; (c) a certified copy of resolutions of the Board of Directors of Sellers authorizing it to enter into and perform this Agreement.

         7.3 Consents and Notices. Sellers shall have obtained or effected all consents, approvals, waivers, notices and filings required in connection with the execution and delivery by Sellers of this Agreement or consummation by Seller of the transactions contemplated hereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

         7.4 Escrow Agreement. The Buyers, Sellers, and the escrow agent shall sign and deliver the Service Escrow Agreement in the form attached hereto as Exhibit D and E.

8. FURTHER COOPERATION. After the Closing, each party, at the request of the other and without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time such further instruments and shall take such further action as the requesting party may reasonably require in order to carry out more effectively the intent and purpose of this Agreement.

9. AMENDMENTS AND WAIVERS. Any term or provision of this Agreement may be waived without affecting any of the rights, conditions, or limitations relating to the other terms and conditions of this Agreement at any time by an instrument in writing signed by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all parties hereto.


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10.      EXPENSES. Each party will be responsible for its own attorneys', accounting and other professional fees incurred in connection with the purchase contemplated in this Agreement.

11. PRORATIONS. The parties will prorate as of the Effective Time, all interest and principle receivable and periodic charges which relate to the Acquired Purchase Contracts.

12. ASSIGNMENT AND BINDING EFFECT. The Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. Neither this Agreement nor any obligation hereunder shall be assigned or assignable by the Buyers or Sellers without the prior written consent of the other parties hereto.

13. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served if in writing or delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

         To Sellers:   TRENDWEST RESORTS, INC.
                       4010 Lake Washington, Blvd., Suite 210
                       Kirkland, Washington  98033

                       EAGLE CREST PARTNERSHIP, LTD.
                       803 Main St.
                       Klamath Falls, Oregon 97601
                       Attn: Harold Derrah

         To Buyers:    Attn: Roderick C. Wendt
                       3250 Lakeport Blvd.
                       Klamath Falls, Oregon  97601

or to such other address as any party hereto may, from time to time, designate in writing delivered in a like manner. Notice given by mail shall be deemed to be given on the date which is two business days following the date the same is postmarked.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between any of said parties relating to such transactions.

15. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.


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17.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

18. ATTORNEY'S FEES. In the event legal action is taken to enforce this Agreement or any provision thereof, or as a result of any breach of warranty or representation or other default of either party, the prevailing party in such action shall be entitled to receive its reasonable attorney's fees, in addition to all other costs or charges allowed, which shall be fixed by the court or courts in which the suit or action, including any appeal thereon, is tried, heard or decided.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYERS:                                      SELLERS:
                                             TRENDWEST RESORTS, INC.


____________________________                 By:________________________________
Richard L. Wendt                             Its:_______________________________


____________________________                 EAGLE CREST PARTNERSHIP, LTD.
Roderick C. Wendt
                                             By:________________________________
                                             Its:_______________________________



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